                       TERM SHEET DATED SEPTEMBER 14, 2006

                       THE NATIONAL COLLEGIATE FUNDING LLC
                              DEPOSITOR AND SPONSOR

                THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2006-3
                                 ISSUING ENTITY

                                 $1,843,390,000

         THE NATIONAL COLLEGIATE FUNDING LLC HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE NATIONAL COLLEGIATE FUNDING LLC HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE NATIONAL COLLEGIATE FUNDING LLC AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEBSITE AT WWW.SEC.GOV. ALTERNATIVELY, THE NATIONAL COLLEGIATE FUNDING LLC, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-503-4611.

         THIS TERM SHEET IS NOT REQUIRED TO CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE BASE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT THAT WILL BE PREPARED FOR THE SECURITIES OFFERING TO WHICH THIS TERM SHEET RELATES. THIS TERM SHEET IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

         THE INFORMATION IN THIS TERM SHEET IS PRELIMINARY, AND MAY BE SUPERSEDED BY AN ADDITIONAL TERM SHEET PROVIDED TO YOU PRIOR TO THE TIME YOU ENTER INTO A CONTRACT OF SALE. THIS PRELIMINARY TERM SHEET IS BEING DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH INFORMATION ABOUT THE OFFERING OF THE SECURITIES REFERRED TO HEREIN. THE SECURITIES ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THESE SECURITIES, AND THE ASSET POOLS BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.

         A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS HAS BEEN PRICED AND WE HAVE CONFIRMED THE ALLOCATION OF SECURITIES TO BE MADE TO YOU; ANY "INDICATIONS OF INTEREST" EXPRESSED BY YOU, AND ANY "SOFT CIRCLES" GENERATED BY US, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR YOU OR US. YOU MAY WITHDRAW YOUR OFFER TO PURCHASE SECURITIES AT ANY TIME PRIOR TO OUR ACCEPTANCE OF YOUR OFFER.

         ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS TERM SHEET IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

                                                         [FIRST MARBLEHEAD LOGO]



                                   TERM SHEET

                                 $1,843,390,000
               THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2006-3
                                 ISSUING ENTITY
                      THE NATIONAL COLLEGIATE FUNDING LLC
                             DEPOSITOR AND SPONSOR
                        STUDENT LOAN ASSET BACKED NOTES


SECURITIES OFFERED                       --------------------------------------
o  Classes of notes listed in            |  The notes offered hereby          |
   the table below                       |  represent obligations of the      |
                                         |  issuing entity only and do not    |
ASSETS                                   |  represent an interest in or       |
o  Private student loans guaranteed      |  obligations of the sponsor, the   |
   by The Education Resources            |  depositor, First Marblehead       |
   Institute, Inc.                       |  Corporation, The Education        |
                                         |  Resources Institute, Inc., the    |
CREDIT ENHANCEMENT                       |  originators, the servicers or     |
o  Excess interest on the                |  any of their affiliates.          |
   student loans                         |                                    |
                                         |  The notes are not guaranteed or   |
o  Subordination of the class B          |  insured by the United States or   |
   notes, class C notes and class D      |  any governmental agency.          |
   notes to the class A notes and        |                                    |
   subordination of the class C          |  Distributions on the notes will   |
   notes and class D notes to the        |  be made on the 25th calendar day  |
   class B notes and subordination       |  of each month or if the 25th is   |
   of the class D notes to the           |  not a business day, the next      |
   class C notes to the extent more      |  business day. The first           |
   fully described in this term          |  distribution date for the notes   |
   sheet                                 |  is November 27, 2006.             |
                                         --------------------------------------
o  Reserve account

o  Liquidity note agreement

o  The Education Resources
   Institute, Inc. guaranty on the
   student loans together with
   certain guaranty fees pledged to
   secure payments of claims on
   defaulted student loans


                   INITIAL CLASS          INTEREST RATE             FINAL MATURITY                 DISCOUNTS AND      PROCEEDS TO
                      BALANCE              (PER ANNUM)                   DATE            PRICE     COMMISSIONS(1)      THE TRUST
                  --------------    --------------------------    ------------------    -------    --------------   --------------
Class A-1 Notes   $  323,600,000    One-month LIBOR plus ____%    September 25, 2019    100.000%       0.220%           99.780%
Class A-2 Notes   $  306,230,000    One-month LIBOR plus ____%        March 25, 2026    100.000%       0.250%           99.750%
Class A-3 Notes   $  322,790,000    One-month LIBOR plus ____%      October 25, 2027    100.000%       0.290%           99.710%
Class A-4 Notes   $  294,510,000    One-month LIBOR plus ____%        March 26, 2029    100.000%       0.320%           99.680%
Class A-5 Notes   $  325,130,000    One-month LIBOR plus ____%      October 27, 2031    100.000%       0.340%           99.660%
Class A-IO Notes              (2)            ________%              January 25, 2012     31.076%(3)    0.186%           30.890%
Class B Notes     $   94,810,000    One-month LIBOR plus ____%      January 26, 2032    100.000%       0.380%           99.620%
Class C Notes     $   92,450,000    One-month LIBOR plus ____%     February 25, 2032    100.000%       0.410%           99.590%
Class D Notes     $   83,870,000    One-month LIBOR plus ____%        March 25, 2032    100.000%       0.750%           99.250%
                                                                                                                  ---------------
Total             $1,843,390,000                                                                                  $1,937,992,849(4)

---------------
(1) Subject to indemnification and expense reimbursement arrangements with the underwriters.
(2) Initial notional amount equal to $325,130,000.
(3) The price, discount and commission and proceeds to the trust for the class A-IO notes are estimates and will likely change based on final pricing.
(4) Before deducting expenses estimated to be $2,500,000 and the structuring advisory fee paid to First Marblehead Corporation.

   The offered notes are offered by the underwriters named below, subject to prior sale, when, as and if accepted by the underwriters, subject to approval of certain legal matters by counsel for the underwriters. The underwriters reserve the right to withdraw, cancel or modify the offer and to reject orders in whole or in part. It is expected that delivery of the offered notes will be made in book-entry-only form on or about September 28, 2006.

   Application will be made to the Irish Stock Exchange for the offered notes to be admitted to the Official List and to trading on its regulated market. There can be no assurance that this listing will be obtained. The issuance and settlement of the offered notes is not conditioned on the listing of the offered notes on the Irish Stock Exchange.

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL REGULATORY AUTHORITY OR STATE SECURITIES COMMISSION HAS APPROVED OR RECOMMENDED THE SECURITIES DESCRIBED IN THIS TERM SHEET OR DETERMINED IF THIS TERM SHEET IS TRUTHFUL OR COMPLETE. NO SECURITIES COMMISSION OR REGULATORY AUTHORITY HAS REVIEWED THE ACCURACY OR ADEQUACY OF THIS TERM SHEET. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   THIS TERM SHEET IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

   THIS TERM SHEET CONSTITUTES A "FREE WRITING PROSPECTUS" WITHIN THE MEANING OF RULE 405 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

DEUTSCHE BANK SECURITIES                                          CREDIT SUISSE
Joint Book-Runner                                             Joint Book-Runner

GOLDMAN, SACHS & CO.          RBS GREENWICH CAPITAL         UBS INVESTMENT BANK

                               September 14, 2006

                       THE INFORMATION IN THIS TERM SHEET

         The information contained herein refers to and supplements certain of the information contained in the Free Writing Prospectus, dated September 8, 2006 (the "free writing prospectus"). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the free writing prospectus.

                             IDENTIFICATION NUMBERS

     Class                     CUSIP Number                   ISIN
---------------------       ---------------              --------------
Class A-1 Notes                63543V AA 1                US63543VAA17
Class A-2 Notes                63543V AB 9                US63543VAB99
Class A-3 Notes                63543V AC 7                US63543VAC72
Class A-4 Notes                63543V AD 5                US63543VAD55
Class A-5 Notes                63543V AE 3                US63543VAE39
Class A-IO Notes               63543V AF 0                US63543VAF04
Class B Notes                  63543V AG 8                US63543VAG86
Class C Notes                  63543V AH 6                US63543VAH69
Class D Notes                  63543V AJ 2                US63543VAJ26

                           USE OF PROCEEDS AND ASSETS

         The trust estimates that the net proceeds from the sale of the notes will be applied substantially as follows:

Collection Account(1)(2)                                   $1,633,312,725
Reserve Account                                            $  283,520,000
Deposit to TERI Pledge Fund                                $   18,660,124
Cost of Issuance                                           $    2,500,000
Underwriting Fee(2)                                        $    6,434,550
                                                          --------------
     TOTAL USES                                            $1,944,427,399(2)

(1) $1,457,793,575 used to purchase student loans and $175,519,150 paid to The First Marblehead Corporation as a structuring advisory fee(2).

(2) After pricing of the class A-IO notes, these dollar amounts may change.

         The assets of the trust and those assets expected to be pledged to the trust at the closing date are estimated to be:


Trust Student Loans                                $1,390,411,587
Reserve Account                                    $  283,520,000
Collection Account                                          -
TERI Pledge Fund                                   $   86,523,303
                                                   ----------------
     TOTAL ASSETS                                  $1,760,454,890

                                   THE SELLERS

         The following chart contains certain material information about each seller selling an amount of student loans to the depositor that is greater than 20% in dollar volume of the trust student loans:

                                                                                           Approximate Aggregate Dollar
                                                                    Originating                Volume of Outstanding
                                                              TERI-Guaranteed Private     TERI-Guaranteed Private Student
             Seller                 Form of Organization        Student Loans Since      Loans Owned as of August 31, 2006*
----------------------------------------------------------------------------------------------------------------------------
Bank of America, N.A.                National Bank                     2000                          $625,786,800
JPMorgan Chase Bank, N.A.,
   as successor by merger to
   Bank One, N.A.                    National Bank                     2001                          $570,810,000
*Includes student loans to be sold to the trust.


            SECURITIES PREVIOUSLY ISSUED BY AFFILIATES OF THE SPONSOR

STATIC POOL INFORMATION

         Static pool information material to this offering may be found at:

http://phx.corporate-ir.net/phoenix.zhtml?c=147457&p=irol-absstatic2006-3

         Information provided through the internet address above will not be deemed to be a part of this term sheet or the registration statement for the notes offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the student loan pool (if applicable) any period before January 1, 2006.

                   CHARACTERISTICS OF THE TRUST STUDENT LOANS

         The following information is derived from reports received from the servicers and sets forth certain characteristics as of August 31, 2006 of a significant portion of the trust student loans expected to be acquired by the trust on the closing date. At the closing of the delivery of the notes, the trust expects to acquire approximately $1,390,411,587 of principal and accrued interest of student loans. The aggregate characteristics of the trust student loans as of the closing date (other than the aggregate principal amount) will be similar in all material respects to the trust student loans as of the statistical cut off date. In the tables below, the percentages may not always add up to 100.0% and the balances may not always add up to the total amount indicated due to rounding. In addition, the information regarding the distribution of the trust student loans by remaining repayment term is based in part from reports received from the servicers, some of which vary to a limited extent from the actual repayment terms of the student loans.

         The trust expects that as of the closing date approximately 71% of the trust student loans will be "Direct to Consumer" loans and that the remaining 29% of trust student loans will be "School Channel" loans.

                     COMPOSITION OF THE TRUST STUDENT LOANS
                             (as of August 31, 2006)


Outstanding Principal Balance                                   $1,353,901,838
Total Accrued Interest                                             $26,087,079
Total Outstanding Principal and Accrued Interest                $1,379,988,917
Number of Borrowers                                                     97,472
Average Outstanding Principal Balance Per Borrower                     $13,890
Number of Loans                                                        104,658
Average Outstanding Principal Balance Per Loan                         $12,936
Weighted Average Annual Interest Rate                            LIBOR + 4.80%
Weighted Average Annual Interest Rate in Repayment               LIBOR + 4.92%
Weighted Average Remaining Term to Maturity                               268
Weighted Average FICO Score for Cosigned Loans                            714
Weighted Average FICO Score for Non-Cosigned Loans                        706
Weighted Average FICO Score for All Loans                                 712

            DISTRIBUTION OF THE TRUST STUDENT LOANS BY MARKETING TYPE
                             (as of August 31, 2006)

                                                                                      Percentage of Trust Student
                                                            Outstanding Principal    Loans by Outstanding Principal
Marketing Type                         Number of Loans             Balance                      Balance
----------------------------------- ----------------------- ----------------------- ---------------------------------
Direct to Consumer                          67,714                $961,899,838                    71.0%
School Channel                              36,944                $392,002,000                    29.0%
---------------------------------- ------------------------ ----------------------- ---------------------------------
TOTAL                                      104,658              $1,353,901,838                   100.0%
================================== ======================== ======================= =================================




              DISTRIBUTION OF THE TRUST STUDENT LOANS BY LOAN TYPE
                             (as of August 31, 2006)

                                                                                      Percentage of Trust Student
                                                            Outstanding Principal    Loans by Outstanding Principal
Loan Type                               Number of Loans            Balance                      Balance
------------------------------------ ---------------------- ----------------------- ---------------------------------

Credit Ready - Non-Cosigned                   2,922            $   36,054,886                     2.7%
Credit Ready - Cosigned                          26            $      211,890                        *
Credit Worthy - Non-Cosigned                 16,707            $  201,538,014                    14.9%
Credit Worthy - Cosigned                     85,003            $1,116,097,047                    82.4%
------------------------------------ ---------------------- ----------------------- ---------------------------------
TOTAL                                       104,658            $1,353,901,838                   100.0%
==================================== ====================== ======================= =================================
* The balances are less than 0.1% but greater than 0.0%.




      DISTRIBUTION OF THE TRUST STUDENT LOANS BY RANGE OF PRINCIPAL BALANCE
                             (as of August 31, 2006)

                                                                                      Percentage of Trust Student
                                                            Outstanding Principal    Loans by Outstanding Principal
Principal Range                         Number of Loans            Balance                      Balance
------------------------------------ ---------------------- ----------------------- ---------------------------------

Less than $1,000                                191            $      93,164                          *
$1,000 to $1,999                              3,112            $   4,814,428                       0.4%
$2,000 to $2,999                              5,029            $  12,272,856                       0.9%
$3,000 to $3,999                              6,070            $  20,849,374                       1.5%
$4,000 to $5,999                             14,150            $  71,334,815                       5.3%
$6,000 to $7,999                             10,898            $  75,595,154                       5.6%
$8,000 to $9,999                              8,587            $  76,309,693                       5.6%
$10,000 to $14,999                           20,117            $ 238,701,392                      17.6%
$15,000 to $19,999                           14,148            $ 240,569,082                      17.8%
$20,000 to $24,999                            9,564            $ 211,212,819                      15.6%
$25,000 to $29,999                            5,584            $ 152,099,542                      11.2%
$30,000 to $34,999                            5,984            $ 193,609,711                      14.3%
Over $35,000                                  1,224            $  56,439,808                       4.2%
------------------------------------ ---------------------- ----------------------- ---------------------------------
TOTAL                                       104,658           $1,353,901,838                     100.0%
==================================== ====================== ======================= =================================
* The balances are less than 0.1% but greater than 0.0%.

            DISTRIBUTION OF THE TRUST STUDENT LOANS BY INTEREST RATE
                             (CURRENT INTEREST RATE)
                             (as of August 31, 2006)

                                                                                              Percentage of Trust Student
                                                                            Outstanding           Loans by Outstanding
Current Interest Rate*                               Number of Loans     Principal Balance         Principal Balance
-------------------------------------------------- -------------------- --------------------- -----------------------------
LIBOR + at least 0.50% but less than 3.00%                22,776            $ 253,081,099               18.7%
LIBOR + at least 3.00% but less than 3.25%                 1,508            $  17,022,351                1.3%
LIBOR + at least 3.25% but less than 3.50%                 2,152            $  20,573,465                1.5%
LIBOR + at least 3.50% but less than 3.75%                 5,761            $  75,560,790                5.6%
LIBOR + at least 3.75% but less than 4.00%                 2,148            $  19,068,255                1.4%
LIBOR + at least 4.00% but less than 4.25%                 5,084            $  69,362,766                5.1%
LIBOR + at least 4.25% but less than 4.50%                 5,067            $  48,028,959                3.5%
LIBOR + at least 4.50% but less than 4.75%                18,059            $ 252,496,113               18.6%
LIBOR + at least 4.75% but less than 5.00%                 1,207            $  15,171,214                1.1%
LIBOR + at least 5.00% but less than 7.00%                28,973            $ 411,233,618               30.4%
LIBOR + at least 7.00%                                    11,923            $ 172,303,206               12.7%
-------------------------------------------------- -------------------- --------------------- -----------------------------
TOTAL                                                    104,658           $1,353,901,838              100.0%
================================================== ==================== ===================== =============================
* Base LIBOR Index for the month of August, 2006 set at 5.33% for all monthly reset student loans; base LIBOR Index for second quarter 2006 set at 4.99%
  for all quarterly reset student loans.



            DISTRIBUTION OF THE TRUST STUDENT LOANS BY INTEREST RATE
                            (REPAYMENT INTEREST RATE)
                             (as of August 31, 2006)


                                                                                               Percentage of Trust Student
                                                                            Outstanding           Loans by Outstanding
Repayment Interest Rate*                             Number of Loans     Principal Balance          Principal Balance
-------------------------------------------------- -------------------- --------------------- ------------------------------

LIBOR + at least 1.00% but less than 3.00%                 7,467            $  72,877,727                5.4%
LIBOR + at least 3.00% but less than 3.25%                 2,245            $  33,347,344                2.5%
LIBOR + at least 3.25% but less than 3.50%                 3,676            $  44,230,389                3.3%
LIBOR + at least 3.50% but less than 3.75%                18,337            $ 209,478,531               15.5%
LIBOR + at least 3.75% but less than 4.00%                 2,590            $  24,535,886                1.8%
LIBOR + at least 4.00% but less than 4.25%                 5,041            $  69,070,486                5.1%
LIBOR + at least 4.25% but less than 4.50%                 4,965            $  46,606,997                3.4%
LIBOR + at least 4.50% but less than 4.75%                18,490            $ 258,411,027               19.1%
LIBOR + at least 4.75% but less than 5.00%                 1,093            $  13,361,252                1.0%
LIBOR + at least 5.00% but less than 7.00%                28,814            $ 409,478,619               30.2%
LIBOR + at least 7.00%                                    11,940            $ 172,503,581               12.7%
-------------------------------------------------- -------------------- --------------------- -----------------------------
TOTAL                                                    104,658           $1,353,901,838              100.0%
================================================== ==================== ===================== =============================
* Base LIBOR Index for the month of August, 2006 set at 5.33% for all monthly reset student loans; base LIBOR Index for second quarter 2006 set at 4.99%
  for all quarterly reset student loans.

   DISTRIBUTION OF THE TRUST STUDENT LOANS BY CURRENT BORROWER PAYMENT STATUS
                             (as of August 31, 2006)

                                                                                       Percentage of Trust Student
                                                              Outstanding Principal        Loans by Outstanding
Borrower Payment Status                   Number of Loans            Balance                Principal Balance
--------------------------------------- -------------------- ------------------------ -------------------------------

Deferment (Principal and Interest)            95,378              $1,235,093,811                  91.2%
Deferment (Principal Only)                     4,917              $   60,713,841                   4.5%
Forbearance                                       74              $      718,786                   0.1%
Repayment (Principal and Interest)             4,289              $   57,375,399                   4.2%
--------------------------------------- -------------------- ----------------------- --------------------------------
TOTAL                                        104,658              $1,353,901,838                 100.0%
======================================= ==================== ======================= ================================




       DISTRIBUTION OF THE TRUST STUDENT LOANS BY REMAINING TERM IN STATUS
                             (as of August 31, 2006)

                                                        Weighted Average Months Remaining in Status
                                        -----------------------------------------------------------------------------
Borrower Payment Status                     Deferment          Forbearance          Repayment            Total
--------------------------------------- ------------------- ------------------ -------------------- -----------------

Deferment (Principal and Interest)              28.33                                241.19              269.52
Deferment (Principal Only)                      26.05                                240.68              266.73
Forbearance                                                        3.08              235.53              238.61
Repayment (Principal and Interest)                                                   235.54              235.54




           DISTRIBUTION OF THE TRUST STUDENT LOANS BY DELINQUENCY DAYS
                             (as of August 31, 2006)

                                                                                       Percentage of Trust Student
                                                              Outstanding Principal        Loans by Outstanding
Delinquency Days                         Number of Loans             Balance                Principal Balance
------------------------------------- ---------------------- ------------------------ -------------------------------

Current                                       8,968             $115,450,597                       97.8%
31-60 days                                      185             $  2,042,588                        1.7%
61-90 days                                       30             $    352,671                        0.3%
91-180 days                                      20             $    195,892                        0.2%
> 180 days                                        3             $     47,493                          *
------------------------------------- ---------------------- ----------------------- --------------------------------
TOTAL                                         9,206             $118,089,240                      100.0%
===================================== ====================== ======================= ================================
* The balances are less than 0.1% but greater than 0.0%.

     DISTRIBUTION OF THE TRUST STUDENT LOANS BY REMAINING TERM IN DEFERMENT
                             (as of August 31, 2006)

                                                           Outstanding Principal   Percentage of Trust Student Loans
Remaining Term in Months              Number of Loans             Balance           by Outstanding Principal Balance
---------------------------------- ----------------------- ----------------------- -----------------------------------

0 - 12 (months)                             15,350            $  165,304,020                     12.8%
13 - 24                                     26,793            $  341,464,122                     26.4%
25 - 36                                     25,057            $  330,998,842                     25.5%
37 - 48                                     18,674            $  251,953,727                     19.4%
49 - 60                                     12,154            $  173,281,785                     13.4%
61 or greater                                2,267            $   32,805,156                      2.5%
---------------------------------- ----------------------- ----------------------- -----------------------------------
TOTAL                                      100,295            $1,295,807,652                    100.0%
================================== ======================= ======================= ===================================


      DISTRIBUTION OF THE TRUST STUDENT LOANS BY REMAINING TERM TO MATURITY
                             (as of August 31, 2006)

                                                                                      Percentage of Trust Student
                                                           Outstanding Principal    Loans by Outstanding Principal
Remaining Term in Months              Number of Loans             Balance                       Balance
---------------------------------- ----------------------- ----------------------- ----------------------------------

100 or less (months)                         177             $      311,775                     *
101-150                                      161             $      419,058                     *
151-230                                      495             $    6,155,039                    0.5%
231-240                                    4,534             $   57,889,534                    4.3%
241-299                                   96,456             $1,229,541,708                   90.8%
300-325                                    2,660             $   53,707,054                    4.0%
326-340                                      136             $    4,435,869                    0.3%
341 or greater                                39             $    1,441,802                    0.1%
---------------------------------- ----------------------- ----------------------- ----------------------------------
TOTAL                                    104,658             $1,353,901,838                  100.0%
================================== ======================= ======================= ==================================
* The balances are less than 0.1% but greater than 0.0%.


        DISTRIBUTION OF THE TRUST STUDENT LOANS BY PROGRAM OR SCHOOL TYPE
                             (as of August 31, 2006)

                                                                                      Percentage of Trust Student
                                                                 Outstanding        Loans by Outstanding Principal
Program or School Type                 Number of Loans        Principal Balance                 Balance
---------------------------------- ------------------------ ---------------------- ----------------------------------

Continuing Education                         3,331            $   27,634,247                      2.0%
Graduate                                    10,946            $  172,697,944                     12.8%
K-12                                         1,004            $   23,105,027                      1.7%
Medical                                      2,062            $   21,466,899                      1.6%
Undergraduate                               87,315            $1,108,997,720                     81.9%
---------------------------------- ------------------------ -------------------- ----------------------------------
TOTAL                                      104,658            $1,353,901,838                    100.0%
================================== ======================== ====================== ==================================

             DISTRIBUTION OF THE TRUST STUDENT LOANS BY CREDIT SCORE
                             (as of August 31, 2006)

                                    All Loans

                                                                               Percentage of Trust Student
                                                    Outstanding Principal         Loans by Outstanding
Credit Score                  Number of Loans              Balance                 Principal Balance
-------------------------- ----------------------- ------------------------- -------------------------------

          > 800                      1,847              $   24,174,554                      1.8%
          791-800                    3,482              $   44,992,218                      3.3%
          781-790                    4,336              $   55,556,281                      4.1%
          771-780                    4,629              $   59,632,663                      4.4%
          761-770                    4,542              $   57,873,276                      4.3%
          751-760                    4,575              $   58,925,627                      4.4%
          741-750                    4,869              $   62,734,488                      4.6%
          731-740                    5,273              $   67,510,094                      5.0%
          721-730                    5,477              $   71,227,285                      5.3%
          711-720                    6,075              $   80,583,200                      6.0%
          701-710                    6,353              $   84,242,992                      6.2%
          691-700                    6,307              $   84,315,023                      6.2%
          681-690                    6,505              $   86,848,199                      6.4%
          671-680                    6,419              $   86,354,853                      6.4%
          661-670                    6,046              $   80,151,623                      5.9%
          651-660                    4,599              $   62,110,387                      4.6%
          641-650                    3,949              $   55,902,451                      4.1%
          631-640                    3,237              $   46,772,199                      3.5%
          621-630                    1,815              $   26,267,391                      1.9%
          611-620                        4              $       41,977                         *
          601-610                        2              $       24,488                         *
(less than
 or equal to) 600                       12              $      264,985                         *
         No Score**                 14,305              $  157,395,583                     11.6%
----------------------------------------------------- ------------------------- -------------------------------
TOTAL                              104,658              $1,353,901,838                    100.0%
===================================================== ========================= ===============================

* The balances are less than 0.1% but greater than 0.0%.
** Credit score information still to be obtained for this segment of the portfolio.


         The weighted average FICO score for all loans for which FICO scores are available as of the date of application was 712.

             DISTRIBUTION OF THE TRUST STUDENT LOANS BY CREDIT SCORE
                             (as of August 31, 2006)
                                   (continued)

                                 Cosigned Loans

                                                                                  Percentage of Trust Student
                                                        Outstanding Principal    Loans by Outstanding Principal
Credit Score                       Number of Loans             Balance                      Balance
------------------------------- ----------------------- ----------------------- ---------------------------------
          >800                               1,804           $   23,597,852                  2.1%
          791-800                            3,369           $   43,346,544                  3.9%
          781-790                            4,124           $   52,483,172                  4.7%
          771-780                            4,269           $   54,343,508                  4.9%
          761-770                            4,051           $   51,678,035                  4.6%
          751-760                            3,862           $   50,065,471                  4.5%
          741-750                            4,040           $   52,438,547                  4.7%
          731-740                            4,151           $   54,084,366                  4.8%
          721-730                            4,178           $   55,290,510                  5.0%
          711-720                            4,573           $   62,093,598                  5.6%
          701-710                            4,671           $   63,752,894                  5.7%
          691-700                            4,495           $   61,446,306                  5.5%
          681-690                            4,560           $   63,169,789                  5.7%
          671-680                            4,445           $   61,591,834                  5.5%
          661-670                            4,179           $   58,069,860                  5.2%
          651-660                            3,881           $   54,756,708                  4.9%
          641-650                            3,619           $   52,656,272                  4.7%
          631-640                            3,234           $   46,726,647                  4.2%
          621-630                            1,815           $   26,267,391                  2.4%
          611-620                                3           $       35,347                     *
          601-610                                2           $       24,488                     *
(less than
or equal to) 600                                 9           $      200,404                     *
         No Score**                         11,695           $  128,189,394                 11.5%
----------------------------------  ------------------------ ----------------------- -----------------------------
TOTAL                                       85,029           $1,116,308,937                100.0%
==================================  ======================== ======================= =============================

* The balances are less than 0.1% but greater than 0.0%.
** Credit score information still to be obtained for this segment of the portfolio.


         The weighted average FICO score for cosigned loans for which FICO scores are available as of the date of application was 714.

             DISTRIBUTION OF THE TRUST STUDENT LOANS BY CREDIT SCORE
                             (as of August 31, 2006)
                                   (continued)

                               Non-Cosigned Loans


                                                                                      Percentage of Trust Student
                                                            Outstanding Principal    Loans by Outstanding Principal
Credit Score                           Number of Loans             Balance                      Balance
----------------------------------- ----------------------- ----------------------- ---------------------------------

          >800                                43             $    576,701                  0.2%
          791-800                            113             $  1,645,674                  0.7%
          781-790                            212             $  3,073,109                  1.3%
          771-780                            360             $  5,289,155                  2.2%
          761-770                            491             $  6,195,242                  2.6%
          751-760                            713             $  8,860,156                  3.7%
          741-750                            829             $ 10,295,941                  4.3%
          731-740                          1,122             $ 13,425,728                  5.7%
          721-730                          1,299             $ 15,936,774                  6.7%
          711-720                          1,502             $ 18,489,602                  7.8%
          701-710                          1,682             $ 20,490,098                  8.6%
          691-700                          1,812             $ 22,868,717                  9.6%
          681-690                          1,945             $ 23,678,410                 10.0%
          671-680                          1,974             $ 24,763,020                 10.4%
          661-670                          1,867             $ 22,081,763                  9.3%
          651-660                            718             $  7,353,679                  3.1%
          641-650                            330             $  3,246,179                  1.4%
          631-640                              3             $     45,552                     *
          621-630                              0             $          0                  0.0%
          611-620                              1             $      6,630                     *
          601-610                              0             $          0                  0.0%
(less than
 or equal to) 600                              3             $     64,581                     *
  No Score**                               2,610             $ 29,206,189                 12.3%
---------------------------------- ------------------------ ----------------------- ---------------------------------
TOTAL                                     19,629             $237,592,900                100.0%
================================== ======================== ======================= =================================

* The balances are less than 0.1% but greater than 0.0%.
** Credit score information still to be obtained for this segment of the portfolio.


         The weighted average FICO score for non-cosigned loans for which FICO scores are available as of the date of application was 706.

            DISTRIBUTION OF THE TRUST STUDENT LOANS BY BORROWER STATE
                             (as of August 31, 2006)

                                                                                            Percentage of Trust Student
                                                                Outstanding Principal      Loans by Outstanding Principal
State                                    Number of Loans              Balance                         Balance
-----------------------------------   ---------------------- --------------------------- ----------------------------------
Alabama                                        1,571               $  19,282,575                  1.4%
Alaska                                            61               $     906,777                  0.1%
Arizona                                        1,622               $  22,415,156                  1.7%
Arkansas                                       1,277               $  14,325,123                  1.1%
California                                     7,985               $ 128,765,550                  9.5%
Colorado                                       1,407               $  20,223,191                  1.5%
Connecticut                                    1,309               $  19,056,352                  1.4%
Delaware                                         219               $   3,224,081                  0.2%
District of Columbia                             227               $   3,471,836                  0.3%
Florida                                        5,034               $  73,043,267                  5.4%
Georgia                                        3,192               $  41,120,629                  3.0%
Hawaii                                           229               $   3,563,217                  0.3%
Idaho                                            413               $   5,069,053                  0.4%
Illinois                                       5,088               $  67,080,565                  5.0%
Indiana                                        2,781               $  34,539,737                  2.6%
Iowa                                             830               $   9,440,516                  0.7%
Kansas                                         1,181               $  12,575,165                  0.9%
Kentucky                                       1,227               $  13,869,754                  1.0%
Louisiana                                      1,662               $  20,463,338                  1.5%
Maine                                            648               $   7,099,187                  0.5%
Maryland                                       2,391               $  32,049,978                  2.4%
Massachusetts                                  3,209               $  43,108,863                  3.2%
Michigan                                       4,484               $  55,412,651                  4.1%
Minnesota                                      1,131               $  13,344,342                  1.0%
Mississippi                                      713               $   7,968,665                  0.6%
Missouri                                       2,071               $  24,614,740                  1.8%
Montana                                          194               $   2,271,536                  0.2%
Nebraska                                         542               $   5,760,192                  0.4%
Nevada                                           462               $   7,245,986                  0.5%
New Hampshire                                    557               $   7,136,359                  0.5%
New Jersey                                     2,575               $  39,399,536                  2.9%
New Mexico                                       415               $   5,846,407                  0.4%
New York                                       6,851               $  87,646,188                  6.5%
North Carolina                                 2,391               $  29,656,688                  2.2%
North Dakota                                     134               $   1,295,356                  0.1%
Ohio                                           6,393               $  81,895,476                  6.0%
Oklahoma                                       1,438               $  16,815,204                  1.2%
Oregon                                         1,309               $  16,357,144                  1.2%
Pennsylvania                                   6,960               $  75,784,620                  5.6%
Rhode Island                                     421               $   5,378,019                  0.4%
South Carolina                                 1,426               $  17,390,960                  1.3%
South Dakota                                     179               $   2,068,607                  0.2%
Tennessee                                      1,649               $  19,062,539                  1.4%
Texas                                          9,667               $ 121,648,493                  9.0%


            DISTRIBUTION OF THE TRUST STUDENT LOANS BY BORROWER STATE
                             (as of August 31, 2006)
                                   (continued)

Utah                                              403            $      5,892,528                   0.4%
Vermont                                           129            $      1,709,861                   0.1%
Virginia                                        2,975            $     37,338,142                   2.8%
Washington                                      2,450            $     29,072,727                   2.1%
West Virginia                                     670            $      7,702,049                   0.6%
Wisconsin                                       1,750            $     20,550,723                   1.5%
Wyoming                                           121            $      1,438,970                   0.1%
Other*                                            635            $     11,503,222                   0.8%
------------------------------- ---------------------- --------------------------- ----------------------
TOTAL                                         104,658            $  1,353,901,838                 100.0%
=============================== ====================== =========================== ======================

* Other includes Armed Forces Africa, U.S. Territories (Guam, Puerto Rico and the Virgin Islands) and others not located in the United States.

                       PREPAYMENT AND YIELD CONSIDERATIONS

         The following information is given solely to illustrate the effect of prepayments of trust student loans on the weighted average life of the notes under the stated assumptions and is not a prediction of the payment rate that might actually be experienced.

GENERAL

         The rate of payments on the principal balances and aggregate amount of distributions on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal on the trust student loans. The rate of principal payments on the trust student loans will in turn be affected by the amortization schedules of the trust student loans and by the rate of principal prepayments. All of the trust student loans are prepayable at any time without penalty.

PREPAYMENTS

         Prepayments, liquidations and purchases of the trust student loans, including optional purchase of the remaining trust student loans in connection with the termination of the trust, will result in early distributions of principal amounts on the notes.

         Because the rate of payment of principal of the trust student loans cannot be predicted and will depend on future events and a variety of factors, no assurance can be given to you as to this rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any security may vary from the anticipated yield will depend upon the following factors:

     o   the degree to which a security is purchased at a discount or premium;
         and

     o the degree to which the timing of payments on a security is sensitive to prepayments, liquidations and purchases of the trust student loans.

WEIGHTED AVERAGE LIVES

         The weighted average life of a security refers to the average amount of time that will elapse from the date of issuance of the security to the date the principal amount of the security is reduced to zero.

         Greater than anticipated principal prepayments will increase the yield on notes having a principal amount purchased at a discount and will decrease the yield on those notes purchased at a premium. The effect on your yield due to principal prepayments occurring at a rate that is faster or slower than the rate you anticipated will not be entirely offset by a subsequent similar reduction or increase, respectively, in the rate of principal payments. The amount and timing of delinquencies and defaults on the trust student loans and the recoveries, if any, on defaulted trust student loans and any guaranty payments will also affect the weighted average life of the notes.

         Prepayments on pools of student loans can be calculated based on a variety of prepayment models. The model used to calculate prepayments in this prospectus supplement is based on prepayments assumed to occur at a constant prepayment rate, referred to in this prospectus supplement as "CPR." CPR is stated as an annualized rate and is calculated as the percentage of the loan amount outstanding at the beginning of a period (including accrued interest to be capitalized), after applying scheduled payments, that prepays during that period. The CPR model assumes that student loans will prepay in each month according to the following formula:

Monthly Prepayments = (Balance (including accrued interest to be capitalized) after scheduled payments) x (1-(1-CPR)^1/12)

         Accordingly, monthly prepayments, assuming a $1,000 balance after scheduled payments, would be as follows for various levels of CPR:

  CPR                           0%         4%         7%        10%        15%
--------------------------------------------------------------------------------
Monthly Prepayment            $0.00      $3.40      $6.03     $8.74      $13.45


         The CPR model does not purport to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool. The trust student loans will not prepay at any constant level of CPR, nor will all of the trust student loans prepay at the same rate. You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

         The tables below show the weighted average remaining lives, expected maturity dates and percentages of original principal remaining of the notes at certain monthly distribution dates under various CPR scenarios.

         Assumptions. For the sole purpose of calculating the information presented in the tables, it is assumed, among other things, that:

   o     the cutoff date for the trust student loans is as of August 31, 2006;
   o     the closing date is September 28, 2006;
   o all trust student loans remain in their current status until their status end date and then move to repayment, and no trust student loan moves from repayment to any other status;
   o     no defaults occur on any of the trust student loans;
   o     loans in deferment prepay at 0% CPR;
   o     100% of borrowers in a repayment status will pay on time;
   o depending on their selection, borrowers in a deferment status will either capitalize the interest on their loan or pay interest only during deferment;
   o it is assumed that one-Month LIBOR remains fixed at 5.33% for the life of the transaction;
   o distributions on the notes begin on November 25, 2006 and will be made on the 25th calendar day of each month;

   o the interest rate for each class of outstanding notes at all times will be equal to:

                Class A-1 notes:                     5.36%
                Class A-2 notes:                     5.46%
                Class A-3 notes:                     5.50%
                Class A-4 notes:                     5.59%
                Class A-5 notes:                     5.72%
                Class A-IO notes:                    7.10%
                Class B notes:                       5.69%
                Class C notes:                       5.88%
                Class D notes:                       6.43%

   o interest on the notes (other than the class A-IO notes) accrues on an actual/360 day count basis and interest on the class A-IO notes accrues on a 30/360 basis;
   o an administration fee equal to 0.05% per annum calculated on an actual/360 day count basis of the outstanding principal amount of the trust student loans paid monthly, beginning November 25, 2006, by the trust to the administrator;
   o trustee fees in the amount of $35,417 paid monthly, beginning November 25, 2006, to the trustee;
   o servicing fees are based upon the aggregate principal balance of the trust student loans serviced at the end of each month, multiplied by the applicable servicing fee divided by twelve, equal to (i) 0.14% during deferment, (ii) 0.38% during the first 10 years of repayment, provided the borrower is current, (iii) 0.50% during the first 10 years of repayment, if the borrower is delinquent, (iv) 0.60% after 10 years of repayment, provided the borrower is current, and (v) 0.70% after 10 years of repayment, if the borrower is delinquent. For the purposes of clause (i) fees were assumed to begin November 27, 2006; for clauses (ii) and (iii) fees were assumed to begin November 27, 2006 and end October 25, 2016 and for clauses (iv) and (v) fees were assumed to begin November 25, 2016;
o the reserve account has an initial balance equal to $283,520,000 and at all times a balance no less than $9,200,000;
o        the TERI pledge fund has an initial balance equal to $86,523,303; and
o all payments are assumed to be made at the end of the month and amounts on deposit in the reserve account and collection account, including reinvestment income earned in the previous month, net of servicing fees, are reinvested in eligible investments at the assumed reinvestment rate of 5.28% per annum through the end of the collection period; reinvestment earnings are available for distribution from the prior collection period.

         The tables below have been prepared based on the assumptions described above and should be read in conjunction therewith. In addition, the diverse characteristics, remaining terms and ages of the trust student loans could produce slower or faster principal payments than implied by the information in these tables, even if the dispersions of weighted average characteristics, remaining terms and ages of the trust student loans are the same as the assumed characteristics, remaining terms and ages.

 WEIGHTED AVERAGE LIVES AND EXPECTED MATURITY DATES OF THE NOTES AT VARIOUS CPRS

                                                  WEIGHTED AVERAGE LIFE (YEARS)(1)
-------------           ----------------------------------------------------------------------------------------

  CLASS                        0%                 4%                 7%              10%                15%
-------------           --------------   --------------      ---------------    --------------    --------------
Class A-1 Notes               4.57             3.50               3.06              2.77              2.45
Class A-2 Notes              10.38             6.13               5.24              4.70              4.08
Class A-3 Notes              15.58            10.31               7.84              6.57              5.55
Class A-4 Notes              18.90            15.23              12.31             10.03              7.74
Class A-5 Notes              21.78            20.27              18.60             16.66             13.55
Class B Notes                16.46            14.20              12.89             11.84             10.51
Class C Notes                16.46            14.20              12.89             11.84             10.51
Class D Notes                16.46            14.20              12.89             11.84             10.51

                                                    CLASS EXPECTED MATURITY DATE
---------------         ----------------------------------------------------------------------------------------

Class A-1 Notes             May 2013          August 2011       January 2011        July 2010        January 2010
Class A-2 Notes           February 2020        July 2014        November 2012       March 2012         July 2011
Class A-3 Notes            March 2024          July 2019         August 2016      September 2014     February 2013
Class A-4 Notes           November 2026       April 2024         August 2021        March 2019       February 2016
Class A-5 Notes           November 2030        June 2030        October 2029      December 2028       March 2027
Class B Notes             November 2030        June 2030        October 2029      December 2028       March 2027
Class C Notes             November 2030        June 2030        October 2029      December 2028       March 2027
Class D Notes             November 2030        June 2030        October 2029      December 2028       March 2027

(1) The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on such note by the number of years from the date of issuance of such note to the related payment date, (y) adding the results and (z) dividing the sum by the original principal amount of such note.

   PERCENTAGE OF INITIAL CLASS A-1 NOTES PRINCIPAL AT VARIOUS CPR PERCENTAGES



        DISTRIBUTION DATE                           0%           4%           7%          10%          15%
--------------------------------------            -----        ------       -----        -----       -----
Closing                                            100%          100%        100%         100%         100%
November 2006                                      100           100         100          100          100
November 2007                                      100           100         100          100          100
November 2008                                      100            93          85           78           67
November 2009                                       83            62          47           33           10
November 2010                                       62            28           4            0            0
November 2011                                       38             0           0            0            0
November 2012                                        7             0           0            0            0
November 2013                                        0             0           0            0            0


   PERCENTAGE OF INITIAL CLASS A-2 NOTES PRINCIPAL AT VARIOUS CPR PERCENTAGES


         DISTRIBUTION DATE                          0%            4%          7%            10%        15%
-------------------------------------              -----        ------       -----         -----      ------
Closing                                            100%          100%        100%          100%       100%
November 2006                                      100           100         100           100        100
November 2007                                      100           100         100           100        100
November 2008                                      100           100         100           100        100
November 2009                                      100           100         100           100        100
November 2010                                      100           100         100            80         43
November 2011                                      100            88          53            20          0
November 2012                                      100            42           0             0          0
November 2013                                       94            13           0             0          0
November 2014                                       82             0           0             0          0
November 2015                                       70             0           0             0          0
November 2016                                       56             0           0             0          0
November 2017                                       40             0           0             0          0
November 2018                                       23             0           0             0          0
November 2019                                        3             0           0             0          0
November 2020                                        0             0           0             0          0


   PERCENTAGE OF INITIAL CLASS A-3 NOTES PRINCIPAL AT VARIOUS CPR PERCENTAGES

         DISTRIBUTION DATE                          0%            4%           7%          10%          15%
------------------------------------              -----         -----        -----        -----       ------
Closing                                            100%          100%         100%         100%         100%
November 2006                                      100           100          100          100          100
November 2007                                      100           100          100          100          100
November 2008                                      100           100          100          100          100
November 2009                                      100           100          100          100          100
November 2010                                      100           100          100          100          100
November 2011                                      100           100          100          100           72
November 2012                                      100           100           99           62            9
November 2013                                      100           100           63           22            0
November 2014                                      100            92           39            0            0
November 2015                                      100            72           16            0            0
November 2016                                      100            52            0            0            0
November 2017                                      100            32            0            0            0
November 2018                                      100            13            0            0            0
November 2019                                      100             0            0            0            0
November 2020                                       83             0            0            0            0
November 2021                                       61             0            0            0            0
November 2022                                       36             0            0            0            0
November 2023                                        9             0            0            0            0
November 2024                                        0             0            0            0            0


                                      -18-

   PERCENTAGE OF INITIAL CLASS A-4 NOTES PRINCIPAL AT VARIOUS CPR PERCENTAGES


         DISTRIBUTION DATE                          0%           4%           7%           10%          15%
------------------------------------              -----        ------       ------        ------       ------

Closing                                            100%          100%        100%          100%        100%
November 2006                                      100           100         100           100         100
November 2007                                      100           100         100           100         100
November 2008                                      100           100         100           100         100
November 2009                                      100           100         100           100         100
November 2010                                      100           100         100           100         100
November 2011                                      100           100         100           100         100
November 2012                                      100           100         100           100         100
November 2013                                      100           100         100           100          67
November 2014                                      100           100         100            94          31
November 2015                                      100           100         100            68           5
November 2016                                      100           100          94            44           0
November 2017                                      100           100          72            23           0
November 2018                                      100           100          51             4           0
November 2019                                      100            93          31             0           0
November 2020                                      100            72          13             0           0
November 2021                                      100            51           0             0           0
November 2022                                      100            30           0             0           0
November 2023                                      100             8           0             0           0
November 2024                                       76             0           0             0           0
November 2025                                       40             0           0             0           0
November 2026                                        0             0           0             0           0


   PERCENTAGE OF INITIAL CLASS A-5 NOTES PRINCIPAL AT VARIOUS CPR PERCENTAGES

         DISTRIBUTION DATE                          0%            4%          7%            10%         15%
------------------------------------              -----        ------       ------        ------       ------

Closing                                            100%          100%        100%          100%        100%
November 2006                                      100           100         100           100         100
November 2007                                      100           100         100           100         100
November 2008                                      100           100         100           100         100
November 2009                                      100           100         100           100         100
November 2010                                      100           100         100           100         100
November 2011                                      100           100         100           100         100
November 2012                                      100           100         100           100         100
November 2013                                      100           100         100           100         100
November 2014                                      100           100         100           100         100
November 2015                                      100           100         100           100         100
November 2016                                      100           100         100           100          86
November 2017                                      100           100         100           100          71
November 2018                                      100           100         100           100          58
November 2019                                      100           100         100            89          47
November 2020                                      100           100         100            75          37
November 2021                                      100           100          96            62          30
November 2022                                      100           100          81            51          22
November 2023                                      100           100          67            41          16
November 2024                                      100            88          53            32          11
November 2025                                      100            69          41            23           6
November 2026                                      100            49          28            14           3
November 2027                                       63            30          16             7           0
November 2028                                       32            14           7             2           0
November 2029                                       12             5           0             0           0
November 2030                                        0             0           0             0           0



    PERCENTAGE OF INITIAL CLASS B NOTES PRINCIPAL AT VARIOUS CPR PERCENTAGES

         DISTRIBUTION DATE                          0%            4%          7%           10%         15%
------------------------------------              -----        ------       ------        ------       ------

Closing                                            100%          100%        100%          100%       100%
November 2006                                      100           100         100           100        100
November 2007                                      100           100         100           100        100
November 2008                                      100           100         100           100        100
November 2009                                      100           100         100           100        100
November 2010                                      100           100         100           100        100
November 2011                                      100           100         100           100        100
November 2012                                       99            99          99            99         98
November 2013                                       96            91          87            83         79
November 2014                                       93            85          78            72         63
November 2015                                       90            79          71            63         52
November 2016                                       87            73          63            55         42
November 2017                                       83            67          57            47         35
November 2018                                       79            61          50            41         28
November 2019                                       75            55          44            35         23
November 2020                                       69            50          38            29         18
November 2021                                       64            44          33            24         15
November 2022                                       58            38          28            20          11
November 2023                                       51            32          23            16          8
November 2024                                       43            27          18            12          5
November 2025                                       35            21          14             9          3
November 2026                                       25            15          10             6          1
November 2027                                       16             9           5             3          0
November 2028                                        8             4           2             1          0
November 2029                                        3             1           0             0          0
November 2030                                        0             0           0             0          0

    PERCENTAGE OF INITIAL CLASS C NOTES PRINCIPAL AT VARIOUS CPR PERCENTAGES


         DISTRIBUTION DATE                         0%            4%           7%           10%         15%
------------------------------------             -----         ------       ------        ------      ------
Closing                                            100%          100%        100%          100%        100%
November 2006                                      100           100         100           100         100
November 2007                                      100           100         100           100         100
November 2008                                      100           100         100           100         100
November 2009                                      100           100         100           100         100
November 2010                                      100           100         100           100         100
November 2011                                      100           100         100           100         100
November 2012                                       99            99          99            99          98
November 2013                                       96            91          87            83          79
November 2014                                       93            85          78            72          63
November 2015                                       90            79          71            63          52
November 2016                                       87            73          63            55          42
November 2017                                       83            67          57            47          35
November 2018                                       79            61          50            41          28
November 2019                                       75            55          44            35          23
November 2020                                       69            50          38            29          18
November 2021                                       64            44          33            24          15
November 2022                                       58            38          28            20          11
November 2023                                       51            32          23            16           8
November 2024                                       43            27          18            12           5
November 2025                                       35            21          14             9           3
November 2026                                       25            15          10             6           1
November 2027                                       16             9           5             3           0
November 2028                                        8             4           2             1           0
November 2029                                        3             1           0             0           0
November 2030                                        0             0           0             0           0



    PERCENTAGE OF INITIAL CLASS D NOTES PRINCIPAL AT VARIOUS CPR PERCENTAGES

         DISTRIBUTION DATE                          0%            4%          7%            10%        15%
------------------------------------              -----         ------      ------        ------      ------

Closing                                            100%          100%        100%          100%        100%
November 2006                                      100           100         100           100         100
November 2007                                      100           100         100           100         100
November 2008                                      100           100         100           100         100
November 2009                                      100           100         100           100         100
November 2010                                      100           100         100           100         100
November 2011                                      100           100         100           100         100
November 2012                                       99            99          99            99          98
November 2013                                       96            91          87            83          79
November 2014                                       93            85          78            72          63
November 2015                                       90            79          71            63          52
November 2016                                       87            73          63            55          42
November 2017                                       83            67          57            47          35
November 2018                                       79            61          50            41          28
November 2019                                       75            55          44            35          23
November 2020                                       69            50          38            29          18
November 2021                                       64            44          33            24          15
November 2022                                       58            38          28            20          11
November 2023                                       51            32          23            16           8
November 2024                                       43            27          18            12           5
November 2025                                       35            21          14             9           3
November 2026                                       25            15          10             6           1
November 2027                                       16             9           5             3           0
November 2028                                        8             4           2             1           0
November 2029                                        3             1           0             0           0
November 2030                                        0             0           0             0           0

                            DESCRIPTION OF THE NOTES

THE NOTES

         Interest. Interest will accrue on the notional amount of the class A-IO notes at a rate of 7.10% per annum. On each distribution date, the notional amount of the class A-IO notes will equal the amount determined as follows:

                 Distribution Dates                      Notional amount
                 ------------------                      ---------------
                November 2006 - April 2011                $325,130,000
                May 2011                                  $305,000,000
                June 2011                                 $286,000,000
                July 2011                                 $267,000,000
                August 2011                               $250,000,000
                September 2011                            $233,000,000
                October 2011                              $217,000,000
                November 2011                             $202,000,000
                December 2011                             $187,000,000
                January 2012 and thereafter                         $0

         A Class B Note Interest Trigger will be in effect for a distribution date if the Cumulative Default Rate for such distribution date equals or exceeds the percentage listed below for the most recent date preceding such distribution date.

                    Date                     Cumulative Default Rate
                    ----                     -----------------------
                   June 2007                           3.00%
                   June 2008                           9.00%
                   June 2009                          15.00%
                   June 2010                          21.00%
                   June 2011                          25.00%
                   June 2012                          30.00%
                   June 2013                          30.00%

         A Class C Note Interest Trigger will be in effect for a distribution date if the Cumulative Default Rate for such distribution date equals or exceeds the percentage listed below for the most recent date preceding such distribution date.

                    Date                     Cumulative Default Rate
                    ----                     -----------------------
                   June 2007                           3.00%
                   June 2008                           7.00%
                   June 2009                          12.00%
                   June 2010                          16.00%
                   June 2011                          19.00%
                   June 2012                          21.00%
                   June 2013                          23.00%

ACCOUNTS

         Reserve Account. The reserve account will be created with an initial deposit by the trust on the closing date of cash or eligible investments in an amount equal to approximately $283,520,000. The required reserve amount will not step-down below the minimum reserve amount of $9,200,000.

         If the amount on deposit in the reserve account taken together with the amount available under the liquidity note commitment on any distribution date beginning with the distribution date in February 2007 (after giving effect to all deposits or withdrawals therefrom on that distribution date) exceeds the respective amount listed below for that distribution date:

 Distribution Date     Amount        Distribution Date                 Amount
 -----------------     ------        -----------------                 ------
 February 2007         $354,380,000  March 2009                    $90,840,000
 March 2007            $344,030,000  April 2009                    $83,630,000
 April 2007            $332,960,000  May 2009                      $80,390,000
 May 2007              $322,290,000  June 2009                     $74,770,000
 June 2007             $309,960,000  July 2009                     $69,800,000
 July 2007             $297,510,000  August 2009                   $65,850,000
 August 2007           $285,240,000  September 2009                $62,200,000
 September 2007        $273,690,000  October 2009                  $57,940,000
 October 2007          $261,860,000  November 2009                 $53,700,000
 November 2007         $250,560,000  December 2009                 $50,150,000
 December 2007         $239,810,000  January 2010                  $44,420,000
 January 2008          $227,800,000  February 2010                 $40,200,000
 February 2008         $215,440,000  March 2010                    $38,050,000
 March 2008            $201,940,000  April 2010                    $35,740,000
 April 2008            $191,840,000  May 2010                      $34,550,000
 May 2008              $182,740,000  June 2010                     $31,950,000
 June 2008             $172,920,000  July 2010                     $27,720,000
 July 2008             $163,800,000  August 2010                   $24,200,000
 August 2008           $154,060,000  September 2010                $21,410,000
 September 2008        $143,800,000  October 2010                  $18,850,000
 October 2008          $134,500,000  November 2010                 $16,740,000
 November 2008         $124,120,000  December 2010                 $15,970,000
 December 2008         $113,060,000  January 2011                  $15,380,000
 January 2009          $106,890,000  February 2011                 $11,700,000
 February 2009          $98,630,000  March 2011 and thereafter      $9,200,000

the liquidity note commitment will be reduced by the amount of the excess, until the liquidity note commitment is equal to zero. The maximum liquidity note commitment shall never be greater on any distribution date than the maximum liquidity note commitment on any preceding distribution date.

CREDIT ENHANCEMENT

         Liquidity Note Agreement. The trust will issue the liquidity note to the liquidity provider to evidence the trust's obligation to repay any draws funded by the liquidity provider, together with interest accrued on such funded draws at the interest rate of one-month LIBOR plus a margin not to exceed 0.20%.

         The initial amount of the liquidity note commitment is $118,000,000. On each distribution date after the February 2007 distribution date, if the aggregate amount of funds on deposit in the reserve account and the liquidity note commitment (after giving effect to all deposits or withdrawals therefrom on that distribution date) exceeds the required reserve amount for that distribution date, the then liquidity note commitment will be reduced by the amount of the excess, until the liquidity note commitment is equal to zero. On the January 2015 distribution date, the liquidity note commitment will be equal to zero.

         For so long as there is any amount outstanding under the liquidity note, then the liquidity provider is entitled to vote and consent in all instances under which the interested noteholders are entitled to vote as permitted under the indenture.

         As set forth in the liquidity note agreement, if the liquidity provider's short-term unsecured debt ratings fall below F1+/A-1+/P-1 as rated by Fitch, Inc., Standard & Poor's Ratings Services and Moody's Investor Service, Inc., respectively, or if the liquidity provider fails to fund any amount properly drawn under the liquidity note agreement, then, subject to applicable grace periods, the administrator will instruct the indenture trustee to (i) obtain a guaranty for the performance of the obligations of the liquidity provider under the liquidity note agreement from a guarantor that has the required ratings listed above or is otherwise acceptable to the rating agencies,
(ii) if no such guaranty can be obtained, substitute the liquidity provider for a similar provider whose short-term unsecured debt ratings are F1+/A-1+/P-1 as rated by Fitch, Inc., Standard & Poor's Ratings Services and Moody's Investor Service, Inc., respectively, and (iii) if no substitute provider can be obtained on substantially similar terms, demand payment of the entire undrawn amount of the liquidity note commitment amount available on the related distribution date, which amounts, if funded, will be deposited into the reserve account and will be applied, as necessary, to any shortfalls with respect to any required payments in the order of priority specified in clauses (1) through (6) under "Distributions and Payments--Distributions from the Collection Account" in the free writing prospectus.

         Liquidity Provider. The liquidity provider will be UBS AG acting through its Stamford branch. UBS AG is incorporated and domiciled in Switzerland and operates under Swiss Company Law and Swiss Federal Banking Law as an Aktiengesellschaft, a corporation that has issued shares of common stock to investors. UBS AG's current short-term unsecured debt rating is F1+/A-1+/P-1 and its current long-term unsecured debt rating is AA+/AA+/Aa2 as rated by Fitch, Inc., Standard & Poor's Ratings Services and Moody's Investor Service, Inc., respectively.

                                  UNDERWRITING

         The notes listed below are offered severally by the underwriters, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the offered notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company in New York, New York on or about September 28, 2006 against payment in immediately available funds and also Clearstream Banking, societe anonyme, Luxembourg and Euroclear.

         Subject to the terms and conditions set forth in the underwriting agreement relating to the offered notes, the trust will sell the offered notes to each of the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount or notional amount of each class of offered notes set forth opposite its name.


                                       CREDIT SUISSE                        GREENWICH
                     DEUTSCHE BANK      SECURITIES      GOLDMAN, SACHS       CAPITAL       UBS SECURITIES
                    SECURITIES INC.      (USA) LLC          & CO.         MARKETS, INC.         LLC               TOTAL
                    ---------------      ---------          -----         -------------    ---------------        -----
CLASS A-1 NOTES                                                                                               $323,600,000
CLASS A-2 NOTES                                                                                               $306,230,000
CLASS A-3 NOTES                                                                                               $322,790,000
CLASS A-4 NOTES                                                                                               $294,510,000
CLASS A-5 NOTES                                                                                               $325,130,000
CLASS A-IO NOTES                                                                                                 100.00%
CLASS B NOTES                                                                                                  $94,810,000
CLASS C NOTES                                                                                                  $92,450,000
CLASS D NOTES                                                                                                  $83,870,000
TOTAL                                                                                                        $1,843,390,000



         In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the notes offered hereby if any of the notes are purchased. The trust has been advised by the underwriters that the underwriters propose initially to offer the offered notes at the respective prices set forth on the cover page of this prospectus supplement, and to certain dealers at those prices less a concession not in excess of 0.132% per class A-1 note, 0.150% per class A-2 note, 0.174% per class A-3 note, 0.192% per class A-4 note, 0.204% per class A-5 note, 0.112% (subject to change) per class A-IO note, 0.228% per class B note, 0.246% per class C note and 0.450% per class D note. The underwriters may allow and dealers may reallow to other dealers a discount not in excess of 0.066% per class A-1 note, 0.075% per class A-2 note, 0.087% per class A-3 note, 0.096% per class A-4 note, 0.102% per class A-5 note, 0.056% (subject to change) per class A-IO note, 0.114% per class B note, 0.123% per class C note and 0.225% per class D note. After the initial offering, prices, concessions and reallowances may be changed.

         The underwriting agreement provides that the obligations of the underwriters thereunder are subject to certain conditions precedent, including the delivery of certain legal opinions by their counsel. The underwriters are committed to take and pay for all of the offered notes if any are taken. The depositor and The First Marblehead Corporation have agreed in the underwriting agreement to indemnify the underwriters and their controlling persons against certain liabilities in connection with the offer and sale of the offered notes.

         The underwriters propose to offer the offered notes for resale initially at the offering price set forth on the cover page hereof. After the initial offering, the offering price and other selling terms may be changed at any time without notice.

         The trust has informed the underwriters that it does not intend to apply for listing of the notes through the National Association of Securities Dealers Automated Quotation System.

         The offered notes are new issues of securities with no established trading market. The depositor has been advised by the underwriters that the underwriters intend to make a market in the offered notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the offered notes.

         In the ordinary course of their business, the underwriters and certain of their affiliates have in the past, and may in the future, engage in commercial and investment banking activities, including the sale of student loans, certain of which will be included in this transaction, with The First Marblehead Corporation, the depositor and their affiliates.

         One or more of the underwriters or its affiliates may retain a material percentage of any class of notes for its own account. The retained notes may be resold by such underwriter or such affiliate at any time in one or more negotiated transactions at varying prices to be determined at the time of sale.

         During and after the offering, the underwriters may engage in transactions, including open market purchases and sales, to stabilize the prices of the offered notes. The lead underwriters, for example, may over-allot the offered notes for the account of the underwriting syndicate to create a syndicate short position by accepting orders for more offered notes than are to be sold.

         In addition, the underwriters may impose a penalty bid on the broker-dealers who sell the offered notes. This means that if an underwriter purchases offered notes in the open market to reduce a broker-dealer's short position or to stabilize the prices of the offered notes, it may reclaim the selling concession from the broker-dealer who sold those offered notes as part of the offering.

         In general, over-allotment transactions and open market purchases of the offered notes for the purpose of stabilization or to reduce a short position could cause the price of an offered note to be higher than it might be in the absence of such transactions.

         Each underwriter has represented and agreed that:

          (a) It has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000, received by it in connection with the issue or sale of any offered notes in circumstances in which section 21(1) of the Financial Services and Markets Act 2000 does not apply to the trust; and

          (b) It has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the offered notes in, from or otherwise involving the United Kingdom.

         No action has been or will be taken by the depositor or the underwriters that would permit a public offering of the offered notes in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the offered notes may not be offered or sold, directly or indirectly, and neither the prospectus, this prospectus supplement nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands this prospectus supplement comes are required by the depositor and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver offered notes or have in their possession or distribute such prospectus supplement, in all cases at their own expense.

         We have not authorized any offer of the offered notes to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended. The offered notes may not be lawfully offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the Financial Services Act 1986, as amended.

                                 $1,843,390,000



                        STUDENT LOAN ASSET BACKED NOTES


               THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2006-3
                                 ISSUING ENTITY



                      THE NATIONAL COLLEGIATE FUNDING LLC
                             DEPOSITOR AND SPONSOR




                       ---------------------------------
                                   TERM SHEET
                       ---------------------------------







DEUTSCHE BANK SECURITIES                                          CREDIT SUISSE
Joint Book-Runner                                             Joint Book-Runner

GOLDMAN, SACHS & CO.          RBS GREENWICH CAPITAL         UBS INVESTMENT BANK

                               September 14, 2006